Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

DoubleDown Interactive Co., Ltd.

(Exact Name of Registrant as Specified in its Charter)

CALCULATION OF REGISTRATION FEE

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward File Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Shares, par value KRW10,000 per share(1)	457(c)	500,681(2) (3)	$200.90(4)	$100,586,812.90(5)	0.0000927	$9,324.40

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$100,586,812.90		$9,324.40

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$0.00

	Net Fee Due							$9,324.40

(1)

American Depositary Shares, or ADSs, issuable upon deposit of the Common Shares registered hereby, have been registered pursuant to a separate Registration Statement on Form F-6, as amended (File No. 333-239022), which was declared effective by the Commission on June 30, 2020. 20 ADSs represent one Common Share.

(2)

Consists of up to 500,681 Common Shares, represented by up to 10,013,620 ADSs, may be sold from time to time pursuant to this registration statement by the Selling Shareholder. In addition, pursuant to Rule 416 under the Securities, Act, the Common Shares being registered hereunder include such indeterminate number of Common Shares as may be issuable with respect to the shares being registered hereunder as a result of share dividends, share splits or similar transactions.

(3)

Includes such indeterminate amount of securities as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a share dividend, share split or similar transaction with respect to securities that provide for such issuance, exercise, conversion, exchange, adjustment, share split or similar transaction. Separate consideration may or may not be received for any of these securities.

(4)

The proposed maximum offering price per Common Share is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices for the ADSs on the Nasdaq Global Select Market on September 12, 2022. 20 ADSs represent one Common Share.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.